Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended March 31, 2024
NEWPORT, RI - May 9, 2024 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2024.
FIRST QUARTER 2024 RESULTS

•Net income attributable to Pangaea of $11.7 million, or $0.25 per diluted share
•Adjusted net income attributable to Pangaea of $6.6 million, or $0.14 per diluted share
•Operating cash flow of $9.0 million
•Adjusted EBITDA of $19.9 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $17,697 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax and Supramax indices by 29%
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 2.0x
•Announced the acquisition of two 58,000 dwt bulk vessels for $56.6 million in May 2024

For the first quarter ended March 31, 2024, Pangaea reported non-GAAP adjusted net income of $6.6 million, or $0.14 per diluted share, on total revenue of $104.7 million. First quarter TCE rates increased 23% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, declined 7% to 3,685 days, when compared to the year-ago period.

The TCE earned was $17,697 per day for the three months ended March 31, 2024, compared to an average of $14,372 per day for the same period in 2023. During the first quarter ended March 31, 2024, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by 29%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA increased by 23% to $19.9 million in the first quarter due to higher earned TCE rates and lower vessel operating expenses, which more than offset lower shipping days compared to the prior year period. Total Adjusted EBITDA margin was 19.0% during the first quarter of 2024, compared to 14.3% during the prior year period, driven by a 23% year-over-year increase in the earned TCE rates. The increase in earned TCE was driven by higher market rates and lower per-day voyage expenses, partially offset by an increase in charter hire expenses per chartered-in day.

As of March 31, 2024, the Company had $95.9 million in cash and cash equivalents. Total debt, including lease finance obligations was $260.8 million. At the end of the first quarter of 2024, the ratio of net debt to trailing twelve-month adjusted EBITDA was 2.0x, versus 1.3x in the prior year period. During the three months ended March 31, 2024, the Company repaid $3.4 million of long-term debt, $3.7 million of finance leases, and paid $4.9 million of cash dividends.

On May 7, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share, payable on June 13, 2024, to all shareholders of record as of May 30, 2024.

MANAGEMENT COMMENTARY

“Our flexible, cargo-focused business model continued to drive premium earned TCE rates during the first quarter, positioning us to achieve improved operating leverage and year-over-year growth in profitability,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “While the first quarter is generally a seasonally softer period for dry bulk activity, our first quarter results benefited from elevated long-haul voyage demand across our ice-class fleet, together with a solid base of premium long-term COAs. As market rates have increased in recent months, we’ve added to our cargo commitments to fully utilize our owned fleet and we have chartered-in more vessels, positioning us to optimize our TCE performance.”

“Global demand for dry bulk remains strong and the supply of vessels remains constrained, giving us confidence in both the near and longer-term outlooks for our business,” continued Filanowski. “While the current geopolitical environment has resulted in an increase in ton-mile demand within certain shipping channels, we’re seeing solid demand within our key bulk trades given rising infrastructure investment and project activity across North America. With a limited number of newbuild vessels coming into service over the coming years, dry bulk capacity is expected to become increasingly constrained. We believe these capacity constraints should be supportive of structurally higher TCE rates in 2024 and beyond.”

“Amid the supportive backdrop for dry bulk demand, we remain committed to a returns-focused approach to capital allocation that supports long-term value creation,” continued Filanowski. “In 2024, our capital deployment priorities are on the build-out of our on-shore logistics business, together continued investment in our fleet. To that end, we recently executed a long-term lease agreement in the Port of Tampa, Florida to handle dry bulk commodities that are complementary to those carried on our fleet vessels. This year, we will also continue to refresh and expand our owned fleet with newer, more efficient vessels that support the unique requirements of our customers, while continuing to opportunistically divest of older vessels, consistent with our long-term strategy.”

“Market conditions have remained strong into the second quarter. Through today we've booked over 2,890 shipping days at an average TCE rate of $16,300 per day,” continued Filanowski. “We’ve built a durable model, one that consistently drives premium rates above broader market indices throughout the cycle, while delivering sustained profitability that supports a robust cash dividend. We look forward to continuing to scale our platform in the years ahead as we build market-leading positions across our core trades.”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. Following the acquisition of marine port terminal operations in Port Everglades/Ft. Lauderdale, Port of Palm Beach, Florida, and Port of Baltimore, Maryland in June 2023, the company has been actively working to expand its onshore relationships with new and existing customers. During the first quarter, the Company began investing in the expansion of our logistics business in the Port of Tampa, Florida through strategic joint operations partnerships and a land lease commitment. The Company has already begun limited operations in Tampa through leased port space but intends to leverage the investment of its joint venture partnership to further grow the port and logistics business that it acquired last year.

Continue to drive strong fleet utilization. In the first quarter, Pangaea's 24 owned vessels were fully utilized and supplemented with an average of 17 chartered-in vessels to support cargo and COA commitments. Going forward, the Company will continue to opportunistically evaluate the composition of its fleet in order to meet the growing needs of new and existing customers.

Continue to upgrade fleet, while divesting older, non-core assets. In May 2024, the Company announced that it had entered into two memoranda agreements for the acquisition of two 2016 built 58,000 dwt dry bulk vessels for a combined purchase price of $56.6 million. The Company expects to take delivery of these vessels in the third quarter of 2024. Going forward, the Company intends to opportunistically manage its fleet with the purpose of maximizing TCE rates, while continuing to support client requirements on an on-demand basis. Going forward, the Company intends to opportunistically manage its fleet with the purpose of maximizing TCE rates, while continuing to support client requirements on an on-demand basis.

FIRST QUARTER 2024 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Friday, May 10, 2024 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-888-632-3384
International Live: 1-785-424-1794
Conference ID:     PANLQ124

To listen to a replay of the teleconference, which will be available through May 17, 2024:

Domestic Replay: 1-877-856-8964
International Replay: 1-402-220-1608

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Voyage revenue	$87,290,563	$107,950,123
Charter revenue	15,031,027	5,748,952
Terminal & Stevedore Revenue	2,426,963	—
Total revenue	104,748,553	113,699,075
Expenses:
Voyage expense	37,114,664	56,814,631
Charter hire expense	27,142,850	22,590,840
Vessel operating expense	12,669,257	13,606,815
Terminal & Stevedore Expenses	2,079,187	—
General and administrative	7,278,003	5,691,733
Depreciation and amortization	7,436,473	7,326,860
Loss on sale of vessel	—	1,172,196
Total expenses	93,720,434	107,203,075

Income from operations	11,028,119	6,496,000

Other income (expense):
Interest expense	(3,850,730)	(4,250,514)
Interest income	875,084	1,049,846
(Income) loss attributable to Non-controlling interest recorded as long-term liability interest expense	(815,102)	144,736
Unrealized gain (loss) on derivative instruments, net	5,084,339	(423,569)
Other income	343,924	386,413
Total other income (expense), net	1,637,515	(3,093,088)

Net income	12,665,634	3,402,912
(Income) loss attributable to non-controlling interests	(991,458)	71,355
Net income attributable to Pangaea Logistics Solutions Ltd.	$11,674,176	$3,474,267

Earnings per common share:
Basic	$0.26	$0.08
Diluted	$0.25	$0.08

Weighted average shares used to compute earnings per common share:
Basic	45,214,519	44,712,290
Diluted	45,914,772	45,116,719

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$95,873,255	$99,037,866
Accounts receivable (net of allowance of $6,015,917 and $5,657,837 at March 31, 2024 and December 31, 2023, respectively)	41,997,734	47,891,501
Inventories	22,151,644	16,556,266
Advance hire, prepaid expenses and other current assets	35,534,470	28,340,246
Total current assets	195,557,103	191,825,879

Fixed assets, net	469,077,334	474,265,171
Finance lease right of use assets, net	29,829,974	30,393,823
Goodwill	3,104,800	3,104,800
Other non-current Assets	5,735,863	5,590,295
Total assets	$703,305,074	$705,179,968

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$32,953,336	$35,836,262
Deferred revenue	13,773,306	15,629,886
Current portion of secured long-term debt	29,999,163	30,751,726
Current portion of finance lease liabilities	21,644,835	21,970,124
Dividend payable	966,786	1,146,321
Total current liabilities	99,337,426	105,334,319

Secured long-term debt, net	65,929,536	68,446,309
Finance lease liabilities, net	139,980,818	143,266,867
Long-term liabilities - other	18,751,642	17,936,540

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 46,839,591 shares issued and outstanding at March 31, 2024; 46,466,622 shares issued and outstanding at December 31, 2023	4,685	4,648
Additional paid-in capital	165,993,186	164,854,546
Retained earnings	166,006,383	159,026,799
Total Pangaea Logistics Solutions Ltd. equity	332,004,254	323,885,993
Non-controlling interests	47,301,398	46,309,940
Total stockholders' equity	379,305,652	370,195,933
Total liabilities and stockholders' equity	$703,305,074	$705,179,968

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income	$12,665,634	$3,402,912
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	7,436,473	7,326,860
Amortization of deferred financing costs	205,472	239,207
Amortization of prepaid rent	30,467	30,484
Unrealized (gain) loss on derivative instruments	(5,084,339)	423,569
Income from equity method investee	(343,924)	(386,413)
Earnings attributable to non-controlling interest recorded as other long term liability	815,102	(144,736)
Provision (recovery) for doubtful accounts	358,080	(170,525)
Loss on sale of vessel	—	1,172,196
Drydocking costs	(1,267,661)	(1,347,899)
Share-based compensation	1,138,677	856,434
Change in operating assets and liabilities:
Accounts receivable	5,535,687	3,485,973
Inventories	(5,595,378)	2,370,157
Advance hire, prepaid expenses and other current assets	(3,850,938)	(2,917,384)
Accounts payable, accrued expenses and other current liabilities	(1,187,491)	1,695,595
Deferred revenue	(1,856,580)	(4,464,780)
Net cash provided by operating activities	8,999,281	11,571,650

Investing activities
Purchase of vessels and vessel improvements	(130,000)	(75,291)
Purchase of fixed assets and equipment	(73,618)	—
Contributions to non-consolidated subsidiaries	—	(63,917)
Proceeds from sale of vessel	—	8,933,700
Net cash (used in) provided by investing activities	(203,618)	8,794,492

Financing activities
Payments of long-term debt	(3,356,824)	(5,765,505)
Payments of finance lease obligations	(3,729,323)	(4,060,499)
Dividends paid to non-controlling interests	—	(5,000,000)
Accrued common stock dividends paid	(4,874,127)	(4,647,788)
Cash paid for incentive compensation shares relinquished	—	(127,283)
Net cash used in financing activities	(11,960,274)	(19,601,075)

Net (decrease) increase in cash and cash equivalents	(3,164,611)	765,067
Cash and cash equivalents at beginning of period	99,037,866	128,384,606
Cash and cash equivalents at end of period	$95,873,255	$129,149,673

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net Transportation and Service Revenue
Gross Profit	$18,333,600	$13,387,407
Add:
Vessel Depreciation and Amortization	7,408,995	7,299,382
Net transportation and service revenue	$25,742,595	$20,686,789

Adjusted EBITDA
Net Income	12,665,634	3,402,912
Interest expense, net	2,975,646	3,200,668
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	815,102	(144,736)
Depreciation and amortization	7,436,473	7,326,860
EBITDA	23,892,855	13,785,704
Non-GAAP Adjustments:
Loss on sale of vessels	—	1,172,196
Share-based compensation	1,138,677	856,434
Unrealized (gain) loss on derivative instruments, net	(5,084,339)	423,569
Adjusted EBITDA	$19,947,193	$16,237,903

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$11,674,176	$3,474,267

Weighted average number of common shares outstanding - basic	45,214,519	44,712,290
Weighted average number of common shares outstanding - diluted	45,914,772	45,116,719

Earnings per common share - basic	$0.26	$0.08
Earnings per common share - diluted	$0.25	$0.08

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$11,674,176	$3,474,267
Non-GAAP
Add:
Loss on sale of vessels	—	1,172,196
Unrealized (gain) loss on derivative instruments	(5,084,339)	423,569
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$6,589,837	$5,070,032

Weighted average number of common shares - basic	45,214,519	44,712,290
Weighted average number of common shares - diluted	45,914,772	45,116,719

Adjusted EPS - basic	$0.15	$0.11
Adjusted EPS - diluted	$0.14	$0.11

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses and terminal & stevedore expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.